SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K




                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report: May 10, 2000


                                  TEMPUS, INC.
                                 --------------
             (Exact name of registrant as specified in its charter)



    Wyoming                    0-114873                     83-0321934
---------------                ---------                    ----------
(State or other                (Commission                  (IRS Employer
jurisdiction of                File Number)                 Identification No.)
incorporation)



214 S. Center, Casper, Wyoming      82601
-----------------------------------------
 (Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 307-472-3000

Item 1.  Changes in Control of Registrant

     On May 3, 2000, WTAA International, Inc. entered into a Share Purchase Agreement with certain control shareholders of Tempus, Inc. in which WTAA International, Inc. is to acquire for $.02 per share, 630,000 shares out of 1,230,000 shares outstanding of the Registrant from the certain control shareholders for purpose of accomplishing a Merger of WTAA International, Inc. and Tempus, Inc. A second stage of purchase of the balance of the outstanding shares of Tempus, Inc. at $.02 per share shall occur within 3 days after the initial purchase of control. WTAA International, Inc. and Tempus, Inc. intend to complete a merger with WTAA International, Inc. being the surviving company.

Item 2.  Acquisition or Disposition of Assets

                  None.

Item 3.  Bankruptcy or Receivership

                  None.

Item 4.  Changes in Accountants

                  None.

Item 5.  Other Events

                  None.

Item 6.  Resignation & Appointment of Directors

                  Three directors of WTAA International, Inc. will form the Board after the merger of the companies. The business experience of the Directors will be disclosed in a subsequent 8-K filing.

Item 7.  Financial Statements Pro Forma Financial & Exhibits

Exhibits:

         10.1     Share Purchase Agreement

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 10, 2000                          Tempus, Inc.


                                             By: /s/ William A. Erickson
                                                 --------------------------
                                                 President